Exhibit 99.1

2941 Fairview Park Drive	News
Suite 100
Falls Church, VA 22042-4513 www.generaldynamics.com

January 23, 2013

Contact: Rob Doolittle

Tel: 703 876 3199

rdoolitt@generaldynamics.com

General Dynamics Reports Fourth-quarter, Full-year 2012 Results

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today announced 2012 fourth-quarter and full-year financial results, which include significant, primarily non-cash charges recorded in the fourth quarter. Adjusting for the impact of those charges, non-GAAP fourth-quarter 2012 earnings from continuing operations were $491 million or $1.39 per share, fully diluted. On an unadjusted GAAP basis, the company reported a loss from continuing operations of $2.1 billion, or $6.07 per share fully diluted, for the quarter.

Adjusted 2012 full-year earnings from continuing operations were $2.3 billion, or $6.48 per share fully diluted. On a GAAP basis the company reported a loss from continuing operations of $332 million for 2012, or $0.94 per share fully diluted.

During the fourth quarter the company recorded a $2 billion goodwill impairment related to its Information Systems and Technology (IS&T) group. This charge recognizes the impact of slowed defense spending in the company’s IS&T businesses. The company also recorded $867 million in other charges in the quarter, including intangible asset impairments of $301 million in its Aerospace and IS&T groups, which are detailed in Exhibit C of this press release.

Phebe N. Novakovic, chairman and chief executive officer of General Dynamics, said, “General Dynamics’ operating results in 2012 and the charges that we have recorded in the fourth quarter reflect the fact that some of our markets are contracting as government budgets shrink at home and abroad. They also suggest opportunities for improvement in some areas of our performance, which we are addressing.

“General Dynamics is a strong corporation with relevant product and service offerings that are critical to our customers’ missions. We will continue to manage our business aggressively as we approach the opportunities and the challenges of the future,” Novakovic said.

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Revenues

Revenues were $8.1 billion in the fourth quarter of 2012 and $31.5 billion for the full year.

Margins

Company-wide operating margins on a non-GAAP basis were 10.1 percent for the fourth quarter and 11.4 percent for the year. On a GAAP basis, company-wide operating margins were -23.5 percent for the fourth quarter and 2.6 percent for the year.

Cash

Net cash provided by operating activities, which was largely unaffected by the charges described above, totaled $780 million in the fourth quarter of 2012 and $2.7 billion for the full year. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $616 million in the quarter and $2.2 billion for the year.

Backlog

The company’s total backlog was $51.3 billion at the end of 2012. In the fourth quarter, orders were particularly strong for the Marine Systems group, including $2.4 billion in awards to continue the development of the U.S. Navy’s next-generation strategic deterrent submarine, to purchase long-lead materials for three Virginia-class attack submarines, and to construct two commercial containerships. Other notable orders received in the quarter include awards for additional Stryker infantry combat vehicles, for Abrams tanks for a foreign customer, and for the production of tactical networking equipment and radios for the U.S. Army.

Estimated potential contract value was $26.9 billion at year-end 2012, representing management’s estimate of the value of unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised contract options. Total potential contract value, the sum of all backlog components, was $78.1 billion at the end of the year.

“Looking ahead to 2013, we anticipate earnings per share from continuing operations to be in the range of $6.60 to $6.70,” Novakovic said.

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General Dynamics, headquartered in Falls Church, Virginia, employs approximately 92,200 people worldwide. The company is a market leader in business aviation; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and information systems and technologies. More information about the company is available on the Internet at www.generaldynamics.com.

Use of Non-GAAP Financial Information

To supplement the review of General Dynamics Corporation’s consolidated financial statements presented on a GAAP basis, the company has provided non-GAAP calculations of certain financial measures along with explanations of the company’s use of these measures on Exhibits C, E, G and J to this press release.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter securities-analyst conference call at 11:30 a.m. Eastern Standard Time on Wednesday, January 23, 2013. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available shortly after the conclusion of the call on January 23 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 888-286-8010 (international: 617-801-6888); passcode 19265786. The phone replay will be available shortly after the conclusion of the call January 23 until midnight January 30.

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EXHIBIT A

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)—(UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2011	2012	$	%
Revenues	$9,147	$8,078	$(1,069)	(11.7)%
Operating costs and expenses	8,197	9,980	(1,783)

Operating earnings (loss)	950	(1,902)	(2,852)	(300.2)%
Interest, net	(38)	(41)	(3)
Other, net	(1)	(128)	(127)

Earnings (loss) from continuing operations before income taxes	911	(2,071)	(2,982)	(327.3)%
Provision for income taxes	308	59	249

Earnings (loss) from continuing operations	$603	$(2,130)	$(2,733)	(453.2)%

Discontinued operations, net of tax	—	—	—

Net earnings (loss)	$603	$(2,130)	$(2,733)	(453.2)%

Earnings (loss) per share—basic
Continuing operations	$1.69	$(6.07)	$(7.76)	(459.2)%
Discontinued operations	$—	$—	$—

Net earnings (loss)	$1.69	$(6.07)	$(7.76)	(459.2)%

Basic weighted average shares outstanding	356.2	350.9

Earnings (loss) per share—diluted
Continuing operations	$1.68	$(6.07)*	$(7.75)	(461.3)%
Discontinued operations	$—	$—	$—

Net earnings (loss)	$1.68	$(6.07)*	$(7.75)	(461.3)%

Diluted weighted average shares outstanding	359.4	350.9 *

*	Fourth quarter 2012 amounts exclude dilutive effect of stock options and restricted stock as it would be antidilutive.

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EXHIBIT B

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)—(UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2011	2012	$	%
Revenues	$32,677	$31,513	$(1,164)	(3.6)%
Operating costs and expenses	28,851	30,680	(1,829)

Operating earnings	3,826	833	(2,993)	(78.2)%
Interest, net	(141)	(156)	(15)
Other, net	33	(136)	(169)

Earnings from continuing operations before income taxes	3,718	541	(3,177)	(85.4)%
Provision for income taxes	1,166	873	293

Earnings (loss) from continuing operations	$2,552	$(332)	$(2,884)	(113.0)%

Discontinued operations, net of tax	(26)	—	26

Net earnings (loss)	$2,526	$(332)	$(2,858)	(113.1)%

Earnings (loss) per share—basic
Continuing operations	$7.01	$(0.94)	$(7.95)	(113.4)%
Discontinued operations	$(0.07)	$—	$0.07

Net earnings (loss)	$6.94	$(0.94)	$(7.88)	(113.5)%

Basic weighted average shares outstanding	364.1	353.3

Earnings (loss) per share—diluted
Continuing operations	$6.94	$(0.94)*	$(7.88)	(113.5)%
Discontinued operations	$(0.07)	$—	$0.07

Net earnings (loss)	$6.87	$(0.94)*	$(7.81)	(113.7)%

Diluted weighted average shares outstanding	367.5	353.3 *

*	2012 amounts exclude dilutive effect of stock options and restricted stock as it would be antidilutive.

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EXHIBIT C

CALCULATION OF ADJUSTED NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND

ADJUSTED NON-GAAP DILUTED EARNINGS PER SHARE—(UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter 2012		Twelve Months 2012
Calculation of adjusted non-GAAP earnings from continuing operations:
Loss from continuing operations (from Exhibits A and B, respectively)	$(2,130)		$(332)

Non-GAAP adjustments:
Goodwill impairment (a)	1,994		1,994
Intangible asset impairments (a)	301		301
Contract disputes accruals (b)	292		292
Restructuring-related charges (c)	98		98
Inventory-related charges (d)	53		78
Debt retirement charge (e)	123		123
Tax effects (f)	(240)		(249)

Adjusted non-GAAP earnings from continuing operations	$491		$2,305

Calculation of diluted (loss) earnings per share from continuing operations:
Loss from continuing operations	$(2,130)		$(332)
Basic weighted average shares outstanding	350.9		353.3
Diluted loss per share from continuing operations	$(6.07	) (g)	$(0.94	) (g)

Adjusted non-GAAP earnings from continuing operations	$491		$2,305
Diluted weighted average shares outstanding	353.2		355.7
Adjusted non-GAAP diluted earnings per share from continuing operations	$1.39		$6.48

This Exhibit includes the following financial measures which are not calculated in accordance with generally accepted accounting principles (GAAP) in the United States—adjusted earnings from continuing operations and adjusted diluted earnings per share from continuing operations. Each of these calculations excludes the impact of certain items and therefore, is considered a non-GAAP financial measure. The items excluded were considered by management to be unusual and not reflective of the underlying performance of the company as explained in the notes for each item. The GAAP financial measure most directly comparable to adjusted earnings from continuing operations is loss from continuing operations and the GAAP financial measure most directly comparable to adjusted diluted earnings per share is diluted loss per share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included above. Management uses these measures to evaluate the operating performance of the company and analyze trends. For this reason, management believes the measures are useful supplemental information for investors to understand the company’s operating results. Notes describing each non-GAAP adjustment are on the following page.

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EXHIBIT C (cont.)

CALCULATION OF ADJUSTED NON-GAAP EARNINGS FROM CONTINUING OPERATIONS AND

ADJUSTED NON-GAAP DILUTED EARNINGS PER SHARE—(UNAUDITED)

DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

(a) Impairments—Represents goodwill impairment charge of $1,994 in the Information Systems and Technology group and intangible asset impairments of $191 in the Aerospace group and $110 in the Information Systems and Technology group. Management believes that the exclusion of these items is useful because management does not consider impairment charges in evaluating the operating performance of its ongoing operations. The exclusions permit investors to evaluate the company’s performance and analyze trends in a similar manner as management.

(b) Contract disputes accruals—Represents accruals of $292 for contract disputes related to the Combat Systems group’s European Land Systems business, primarily with the government of Portugal. While the company has contract disputes from time to time, management believes this item is unique due to the nature of the disputes and not reflective of the operating performance of its underlying operations. The exclusion permits investors to evaluate the company’s performance in a similar manner as management and facilitates a comparison of its operating performance to the company’s past operating performance.

(c) Restructuring-related charges—Represents restructuring-related charges of $98, primarily severance costs, related to the Combat Systems group’s European Land Systems business. Management believes that the exclusion of this item is useful because management does not consider this item as reflective of its operating performance of its underlying operations. The exclusion permits investors to evaluate the company’s performance in a similar manner as management and facilitates a comparison of its operating performance to the company’s past operating performance.

(d) Inventory-related charges—Represents increases to inventory reserves for obsolete inventory in the Information Systems and Technology group of $38 and in the Combat Systems group of $15 for the quarter ended December 31, 2012. Represents increases to inventory reserves for obsolete inventory in the Information Systems and Technology group of $63 and in the Combat Systems group of $15 for the twelve months ended December 31, 2012. The Information Systems and Technology charge was primarily for ruggedized hardware products that ceased production in 2012. Management has adjusted for this item because it does not believe that it is indicative of its on-going operations or the on-going operating costs of its products since it does not generally build products to inventory within its defense groups. The exclusion permits investors to evaluate the company’s performance in a similar manner as management and facilitates a comparison of its operating performance to the company’s past operating performance.

(e) Debt retirement charges—Represents the premium associated with the early redemption of debt completed in December 2012. Management has excluded this item for comparative purposes and views this charge as uniquely related to its debt refinancing completed in 2012. By excluding this item, investors can evaluate the company’s performance in a similar manner as management.

(f) Tax effects—Represents the limited tax benefit on the charges in (a)—(e) due to the non-deductible nature of a substantial portion of the charges. The tax effects of these changes have been reflected because management evaluates performance on an after-tax basis. This permits investors to evaluate the company’s performance in a similar manner as management and compare the operating performance of the company to prior periods.

(g) Calculated based on basic weighted average shares outstanding as the inclusion of dilutive securities (stock options and restricted stock) would have an antidilutive effect.

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EXHIBIT D

REVENUES AND OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2011	2012	$	%
Revenues:
Aerospace	$1,857	$1,861	$4	0.2%
Combat Systems	2,611	1,976	(635)	(24.3)%
Marine Systems	1,758	1,664	(94)	(5.3)%
Information Systems and Technology	2,921	2,577	(344)	(11.8)%

Total	$9,147	$8,078	$(1,069)	(11.7)%

Operating earnings (loss):
Aerospace	$73	$69	$(4)	(5.5)%
Combat Systems	388	(136)	(524)	(135.1)%
Marine Systems	190	196	6	3.2%
Information Systems and Technology	315	(2,014)	(2,329)	(739.4)%
Corporate	(16)	(17)	(1)	(6.3)%

Total	$950	$(1,902)	$(2,852)	(300.2)%

Operating margins:
Aerospace	3.9%	3.7%
Combat Systems	14.9%	(6.9)%
Marine Systems	10.8%	11.8%
Information Systems and Technology	10.8%	(78.2)%
Total	10.4%	(23.5)%

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EXHIBIT E

CALCULATION OF ADJUSTED NON-GAAP REVENUES

AND ADJUSTED NON-GAAP OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

	GAAP Fourth Quarter 2012 (from Exhibit D)	Non-GAAP Adjustments		Adjusted Non-GAAP Fourth Quarter 2012
Revenues:
Aerospace	$1,861	$—		$1,861
Combat Systems	1,976	169	(a)	2,145
Marine Systems	1,664	—		1,664
Information Systems and Technology	2,577	—		2,577

Total	$8,078	$169		$8,247

Operating earnings (loss):
Aerospace	$69	$191	(b)	$260
Combat Systems	(136)	405	(c)	269
Marine Systems	196	—		196
Information Systems and Technology	(2,014)	2,142	(d)	128
Corporate	(17)	—		(17)

Total	$(1,902)	$2,738		$836

Operating margins:
Aerospace	3.7%			14.0%
Combat Systems	(6.9)%			12.5%
Marine Systems	11.8%			11.8%
Information Systems and Technology	(78.2)%			5.0%
Total	(23.5)%			10.1%

This Exhibit includes the following financial measures which are not calculated in accordance with generally accepted accounting principles (GAAP) in the United States—adjusted revenues and operating earnings by segment. Each of these calculations excludes the impact of certain items and therefore, is considered a non-GAAP financial measure. The items excluded were considered by management to be unusual and not reflective of the underlying performance of the company. The GAAP financial measure most directly comparable to adjusted revenues by segment is revenues by segment and the GAAP financial measure most directly comparable to adjusted operating earnings by segment is operating earnings by segment. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included above. Management uses these measures to evaluate the operating performance of the company and analyze trends. For this reason, management believes the measures are useful supplemental information for investors to understand the company’s operating results. Notes describing each non-GAAP adjustment are on the following page.

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EXHIBIT E (cont.)

CALCULATION OF ADJUSTED NON-GAAP REVENUES

AND ADJUSTED NON-GAAP OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

(a) Represents the portion of the $292 of contract disputes accruals related to the contract with the government of Portugal in the Combat Systems group from Exhibit C that was recorded as a reduction of revenue.

(b) Represents intangible asset impairment of $191 in the Aerospace group from Exhibit C.

(c) Represents contract disputes accruals of $292, restructuring-related charges of $98 and inventory-related charges of $15 in the Combat Systems group from Exhibit C.

(d) Represents goodwill impairment of $1,994, intangible asset impairment of $110 and inventory-related charges of $38 in the Information Systems and Technology group from Exhibit C.

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EXHIBIT F

REVENUES AND OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months		Variance
	2011	2012	$	%
Revenues:
Aerospace	$5,998	$6,912	$914	15.2%
Combat Systems	8,827	7,992	(835)	(9.5)%
Marine Systems	6,631	6,592	(39)	(0.6)%
Information Systems and Technology	11,221	10,017	(1,204)	(10.7)%

Total	$32,677	$31,513	$(1,164)	(3.6)%

Operating earnings (loss):
Aerospace	$729	$858	$129	17.7%
Combat Systems	1,283	663	(620)	(48.3)%
Marine Systems	691	750	59	8.5%
Information Systems and Technology	1,200	(1,369)	(2,569)	(214.1)%
Corporate	(77)	(69)	8	10.4%

Total	$3,826	$833	$(2,993)	(78.2)%

Operating margins:
Aerospace	12.2%	12.4%
Combat Systems	14.5%	8.3%
Marine Systems	10.4%	11.4%
Information Systems and Technology	10.7%	(13.7)%
Total	11.7%	2.6%

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EXHIBIT G

CALCULATION OF ADJUSTED NON-GAAP REVENUES

AND ADJUSTED NON-GAAP OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

	GAAP Twelve Months 2012 (from Exhibit F)	Non-GAAP Adjustments		Adjusted Non-GAAP Twelve Months 2012
Revenues:
Aerospace	$6,912	$—		$6,912
Combat Systems	7,992	169	(a)	8,161
Marine Systems	6,592	—		6,592
Information Systems and Technology	10,017	—		10,017

Total	$31,513	$169		$31,682

Operating earnings (loss):
Aerospace	$858	$191	(b)	$1,049
Combat Systems	663	405	(c)	1,068
Marine Systems	750	—		750
Information Systems and Technology	(1,369)	2,167	(d)	798
Corporate	(69)	—		(69)

Total	$833	$2,763		$3,596

Operating margins:
Aerospace	12.4%			15.2%
Combat Systems	8.3%			13.1%
Marine Systems	11.4%			11.4%
Information Systems and Technology	(13.7)%			8.0%
Total	2.6%			11.4%

This Exhibit includes the following financial measures which are not calculated in accordance with generally accepted accounting principles (GAAP) in the United States – adjusted revenues and operating earnings by segment. Each of these calculations excludes the impact of certain items and therefore, is considered a non-GAAP financial measure. The items excluded were considered by management to be unusual and not reflective of the underlying performance of the company. The GAAP financial measure most directly comparable to adjusted revenues by segment is revenues by segment and the GAAP financial measure most directly comparable to adjusted operating earnings by segment is operating earnings by segment. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included above. Management uses these measures to evaluate the operating performance of the company and analyze trends. For this reason, management believes the measures are useful supplemental information for investors to understand the company’s operating results. Notes describing each non-GAAP adjustment are on the following page.

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EXHIBIT G (cont.)

CALCULATION OF ADJUSTED NON-GAAP REVENUES

AND ADJUSTED NON-GAAP OPERATING EARNINGS BY SEGMENT—(UNAUDITED)

DOLLARS IN MILLIONS

(a) Represents the portion of the $292 of contract disputes accruals related to the contract with the government of Portugal in the Combat Systems group from Exhibit C that was recorded as a reduction of revenue.

(b) Represents intangible asset impairment of $191 in the Aerospace group from Exhibit C.

(c) Represents contract disputes accruals of $292, restructuring-related charges of $98 and inventory-related charges of $15 in the Combat Systems group from Exhibit C.

(d) Represents goodwill impairment of $1,994, intangible asset impairment of $110 and inventory-related charges of $63 in the Information Systems and Technology group from Exhibit C.

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EXHIBIT H

PRELIMINARY CONSOLIDATED BALANCE SHEETS

DOLLARS IN MILLIONS

	December 31, 2011	(Unaudited) December 31, 2012
ASSETS
Current assets:
Cash and equivalents	$2,649	$3,296
Accounts receivable	4,429	4,204
Contracts in process	5,168	4,964
Inventories	2,310	2,776
Other current assets	812	504

Total current assets	15,368	15,744

Noncurrent assets:
Property, plant and equipment, net	3,284	3,403
Intangible assets, net	1,813	1,383
Goodwill	13,576	12,048
Other assets	842	1,731

Total noncurrent assets	19,515	18,565

Total assets	$34,883	$34,309

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$23	$1
Accounts payable	2,895	2,469
Customer advances and deposits	5,011	6,042
Other current liabilities	3,216	3,108

Total current liabilities	11,145	11,620

Noncurrent liabilities:
Long-term debt	3,907	3,908
Other liabilities	6,599	7,391

Total noncurrent liabilities	10,506	11,299

Shareholders’ equity:
Common stock	482	482
Surplus	1,888	1,988
Retained earnings	18,917	17,860
Treasury stock	(5,743)	(6,165)
Accumulated other comprehensive loss	(2,312)	(2,775)

Total shareholders’ equity	13,232	11,390

Total liabilities and shareholders’ equity	$34,883	$34,309

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EXHIBIT I

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS—(UNAUDITED)

DOLLARS IN MILLIONS

	Twelve Months Ended
	December 31, 2011	December 31, 2012
Cash flows from operating activities:
Net earnings (loss)	$2,526	$(332)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	354	386
Amortization of intangible assets	238	234
Goodwill and intangible asset impairments	111	2,295
Stock-based compensation expense	128	114
Excess tax benefit from stock-based compensation	(24)	(29)
Deferred income tax (benefit) provision	14	(148)
Discontinued operations, net of tax	26	—
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(397)	240
Contracts in process	(62)	149
Inventories	(186)	(478)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	17	(441)
Customer advances and deposits	629	730
Other current liabilities	86	22
Other, net	(222)	(55)

Net cash provided by operating activities	3,238	2,687

Cash flows from investing activities:
Capital expenditures	(458)	(450)
Business acquisitions, net of cash acquired	(1,560)	(444)
Purchases of held-to-maturity securities	(459)	(260)
Maturities of held-to-maturity securities	441	224
Sales of held-to-maturity securities	—	211
Purchases of available-for-sale securities	(373)	(252)
Sales of available-for-sale securities	107	186
Maturities of available-for-sale securities	235	110
Other, net	93	19

Net cash used by investing activities	(1,974)	(656)

Cash flows from financing activities:
Repayment of fixed-rate notes	(750)	(2,400)
Proceeds from fixed-rate notes	1,497	2,382
Dividends paid	(673)	(893)
Purchases of common stock	(1,468)	(602)
Proceeds from option exercises	198	146
Other, net	(5)	(15)

Net cash used by financing activities	(1,201)	(1,382)

Net cash used by discontinued operations	(27)	(2)

Net increase in cash and equivalents	36	647
Cash and equivalents at beginning of period	2,613	2,649

Cash and equivalents at end of period	$2,649	$3,296

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EXHIBIT J

PRELIMINARY FINANCIAL INFORMATION—(UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Fourth Quarter 2011		Fourth Quarter 2012
Other Financial Information:
Return on equity (a)	18.8%		(2.5)%
Debt-to-equity (b)	29.7%		34.3%
Debt-to-capital (c)	22.9%		25.6%
Book value per share (d)	$37.12		$32.20
Total taxes paid	$279		$350
Company-sponsored research and development (e)	$154		$113
Employment	95,100		92,200
Sales per employee (f)	$357,700		$337,300
Shares outstanding	356,437,880		353,674,248

Non-GAAP Financial Measures:
	Quarter	Year-to-date	Quarter	Year-to-date
Free cash flow from operations:
Net cash provided by operating activities	$2,022	$3,238	$780	$2,687
Capital expenditures	(185)	(458)	(164)	(450)

Free cash flow from operations (g)	$1,837	$2,780	$616	$2,237

Return on invested capital:
Earnings from continuing operations		$2,552		$(332)
After-tax interest expense		106		109
After-tax amortization expense		163		152

Net operating profit after taxes		2,821		(71)
Average debt and equity		17,123		17,203

Return on invested capital (h)		16.5%		(0.4)%

Notes describing the calculation of other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT J (cont.)

PRELIMINARY FINANCIAL INFORMATION—(UNAUDITED)

DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

(a) Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.

(b) Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(c) Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(d) Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(e) Includes independent research and development and bid and proposal costs and Gulfstream product-development costs.

(f) Sales per employee is calculated by dividing revenues for the latest 12-month period by our average number of employees during that period.

(g) We believe free cash flow from operations is a measurement that is useful to investors because it portrays our ability to generate cash from our core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(h) We believe return on invested capital (ROIC) is a measurement that is useful to investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes for the latest 12-month period divided by the sum of the average debt and shareholders’ equity for the same period. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations. Fourth quarter of 2012 after-tax interest expense and amortization expense is calculated using the statutory tax rate of 35 percent.

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EXHIBIT K

BACKLOG—(UNAUDITED)

DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Fourth Quarter 2012
Aerospace	$15,458	$209	$15,667	$—	$15,667
Combat Systems	7,442	1,298	8,740	2,794	11,534
Marine Systems	13,495	3,606	17,101	3,047	20,148
Information Systems and Technology	8,130	1,643	9,773	21,009	30,782

Total	$44,525	$6,756	$51,281	$26,850	$78,131

Third Quarter 2012
Aerospace	$15,827	$215	$16,042	$—	$16,042
Combat Systems	8,259	1,101	9,360	2,627	11,987
Marine Systems	10,909	5,036	15,945	1,382	17,327
Information Systems and Technology	8,224	1,887	10,111	22,052	32,163

Total	$43,219	$8,239	$51,458	$26,061	$77,519

Fourth Quarter 2011
Aerospace	$17,618	$289	$17,907	$—	$17,907
Combat Systems	10,283	1,137	11,420	3,453	14,873
Marine Systems	9,364	9,140	18,504	2,163	20,667
Information Systems and Technology	7,434	2,145	9,579	22,384	31,963

Total	$44,699	$12,711	$57,410	$28,000	$85,410

*	The estimated potential contract value represents management’s estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers, as applicable. Because the value in the unfunded IDIQ arrangements is subject to the customer’s future exercise of an indeterminate quantity of orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT L

FOURTH QUARTER 2012 SIGNIFICANT ORDERS—(UNAUDITED)

DOLLARS IN MILLIONS

We received the following significant contract orders during the fourth quarter of 2012:

Combat Systems

•	$355 from the U.S. Army under the Stryker wheeled combat vehicle program for contractor logistics support and for the production of 62 Nuclear, Biological, Chemical Reconnaissance vehicles.

•	$135 to upgrade 66 additional Light Armored Vehicles (LAVs) for the Canadian government.

•	$135 from the Army for continued technical support on the Abrams main battle tank program.

•	$135 for the production of Saudi M1A2 Abrams tanks for the Kingdom of Saudi Arabia.

•	$85 from the U.K. Ministry of Defence for the production of 51 Foxhound vehicles.

•	$65 from the Columbian government for the production of 24 LAVs.

Marine Systems

•	$1.8 billion from the U.S. Navy for research and development work for a new class of ballistic-missile submarines under the Ohio Replacement Program.

•	$335 from TOTE, Inc., for the construction of two liquefied natural gas (LNG)-powered containerships, with an option for three additional ships.

•	$310 from the Navy to purchase long-lead materials for three Virginia-class submarines.

•	$125 from the Navy to perform maintenance and modernization work on the USS Essex and the USS Toledo.

•	$65 from the Navy to provide ongoing planning yard services for the DDG 51 Arleigh Burke-class destroyer and the FFG 7 Oliver Hazard Perry-class frigate programs.

Information Systems and Technology

•	$250 from the Army for production of 3,726 Handheld, Manpack and Small Form-Fit (HMS) radios and accessory kits.

•	$130 from the Army under the Warfighter Information Network-Tactical (WIN-T) program for Increment 2 equipment production and training.

•	$125 from the Navy for production and support of the U.S. and U.K. Trident II submarine weapons systems.

•	$70 from the U.S. Department of State to provide supply chain management services.

•	$65 for commercial wireless network systems and support.

EXHIBIT M

AEROSPACE SUPPLEMENTAL DATA—(UNAUDITED)

	Fourth Quarter		Twelve Months
	2011	2012	2011	2012
Gulfstream Green Deliveries (units):
Large aircraft	30	26	90	104
Mid-size aircraft	5	7	17	17

Total	35	33	107	121

Gulfstream Outfitted Deliveries (units):
Large aircraft	20	31	78	83
Mid-size aircraft	7	6	21	11

Total	27	37	99	94

Pre-owned Deliveries (units):	1	3	5	4

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